NOVAMERICAN STEEL INC. TO RELEASE FOURTH QUARTER AND FULL YEAR RESULTS

New York, NY (February 12, 2008) — Novamerican Steel Inc. (“Novamerican”) (NASDAQ: TONS, TONSW) today announced that it will release its financial results for the quarter and full year ended November 24, 2007 on Thursday, February 21, 2008.

About Novamerican Steel Inc.

Novamerican has twenty-two operating locations in Canada and the United States. It processes and distributes carbon steel, stainless steel and aluminum products and operates as an intermediary between primary metal producers and manufacturers that require processed metal. Novamerican also produces roll formed steel sections and manufactures heavy equipment parts and accessories. Novamerican’s flat rolled processing capabilities include pickling, slitting, blanking, leveling, temper-rolling and cutting-to-length to precise customer specifications. Additionally, Novamerican performs many of these processing services for customers who provide their own steel, referred to in the industry as toll processing. For additional information on Novamerican, visit its website at http://www.novamerican.com.

Contact:

Karen G. Narwold, Vice President, Chief Administrative Officer and General Counsel

646-429-1540 (office); 917-207-7924 (cell)